EXHIBIT 5.1


                                  July 31, 2001




Fair, Isaac and Company, Incorporated
200 Smith Ranch Road
San Rafael, CA  94903




         Re: Registration Statement on Form S-8 for Certain Option Grants by Fair, Isaac and Company, Incorporated to Thomas G. Grudnowski and Mark Pautsch



Ladies and Gentlemen:


         With reference to the Registration Statement on Form S-8 to be filed by Fair, Isaac and Company, Incorporated, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933 relating to 247,500 shares of the Company's Common Stock issuable pursuant to a Nonstatutory Stock Option Agreement between the Company and Thomas G. Grudnowski and a Nonstatutory Stock Option Agreement between the Company and Mark Pautsch (the "Agreements"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Agreements, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 and Exhibit 23.1 to the Registration Statement.

                                                   Very truly yours,

                                                   /s/ PILLSBURY WINTHROP LLP